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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Chicago Title Corporation:

We consent to incorporation by reference in the Registration Statements Nos. 333-56843, 333-56841, 333-56839, 333-72831, and 333-74133 on Forms S-8 of our
reports relating to the financial statements and related schedules of Chicago Title Corporation and subsidiaries, which appear in, or are incorporated by reference in, Chicago Title Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998. We also consent to the reference to our Firm as "experts" in Registration Statement Nos. 333-56843, 333-56841, 333-56839, 333-72831, and 333-74133.

                                                /s/ KPMG LLP


Chicago, Illinois
March 29, 1999